UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): March 17, 2006
PRIDE INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-13289	76-0069030
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

5847 San Felipe, Suite 3300
Houston, Texas	77057
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (713) 789-1400
          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
          ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
          ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
          ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
          ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operation and Financial Condition
                    On March 17, 2006, Pride issued a press release with respect to its 2005 fourth quarter and full year earnings. The press release is furnished as Exhibit 99.1 to this Current Report and incorporated by reference herein.
                    The information furnished pursuant to Item 2.02, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any registration statement filed by Pride under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 8.01	Other Events.
                    During the course of Pride’s internal audit and investigation relating to certain of its Latin American operations, Pride’s management and internal audit department received allegations relating to improper payments to foreign government officials going back a number of years. As a result of the recent discovery of evidence in the matter, the Audit Committee of the Board of Directors assumed direct responsibility over the investigation and retained Willkie Farr & Gallagher LLP and Porter & Hedges LLP to investigate the allegations, as well as corresponding accounting entries and internal control issues, and to advise the Audit Committee. Pride has apprised the SEC and the Department of Justice of the allegations.
                    At this time, Pride does not know whether the allegations will be substantiated, and if so, who may be implicated or what impact the allegations or the investigation may have on Pride, Pride’s business or Pride’s financial statements. In light of the status of the Audit Committee’s ongoing investigation, Pride has concluded that it cannot file its Form 10-K for the year ended December 31, 2005 until additional information is obtained, including information necessary for Pride to complete its assessment of its system of internal controls and the accuracy of its books and records. Although the Audit Committee’s investigation is being pursued aggressively, Pride cannot currently determine whether it will be in a position to file its Form 10-K prior to March 31, 2006, the expiration of the 15-day extension period contemplated by Pride’s Form 12b-25 to be filed with the SEC.

                    If Pride fails to file the report within such 15-day period, a default would occur under Pride’s revolving credit facility and certain other indebtedness. There is at least a 30-day cure period for any such defaults. During the default period, Pride would be unable to make additional borrowings or to have additional letters of credit issued under the revolving credit facility unless it obtains a waiver from the lenders. Pride currently has $120 million of borrowings and approximately $18 million of letters of credit outstanding under the facility and is working with its lenders to extend the compliance period.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits

99.1	Press release issued by Pride dated March 17, 2006.

SIGNATURE
                    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIDE INTERNATIONAL, INC.
By:	/s/ Steven D. Oldham
Steven D. Oldham
Vice President and Treasurer

Date: March 17, 2006

EXHIBIT INDEX

No.	Description

99.1	Press release issued by Pride dated March 17, 2006.

5